Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of ADC Therapeutics SA of our report dated March 27, 2025 relating to the financial statements, which appears in ADC Therapeutics SA’s Annual Report on Form 10-K for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers SA
Lausanne, Switzerland
December 9, 2025